Underwriting Agreement

Schedule A

As of February 4, 2016

The Saratoga Advantage Trust

Fund Name
Energy & Basic Materials Portfolio
Financial Services Portfolio
Health & Biotechnology Portfolio
International Equity Portfolio
Investment Quality Bond Portfolio
Large Capitalization Growth Portfolio
Large Capitalization Value Portfolio
Mid Capitalization Portfolio
Municipal Bond Portfolio
Small Capitalization Portfolio
Technology & Communications Portfolio
U.S. Government Money Market Portfolio
James Alpha Global Enhanced Real Return Portfolio
James Alpha Global Real Estate Investments Portfolio
James Alpha Multi Strategy Alternative Income Portfolio
James Alpha Yorkville MLP Portfolio
James Alpha Family Office Portfolio
James Alpha Managed Risk Domestic Equity Portfolio
James Alpha Managed Risk Emerging Markets Equity Portfolio
James Alpha Hedged High Income Portfolio	Effective Date
04/30/2015
04/30/2015
04/30/2015
04/30/2015
04/30/2015
04/30/2015
04/30/2015
04/30/2015
04/30/2015
04/30/2015
04/30/2015
04/30/2015
04/30/2015
04/30/2015
04/30/2015
04/30/2015
06/24/2015
06/24/2015
06/24/2015
**

**Date Registration for the Portfolio becomes effective